THIRD AMENDMENT TO YARN SUPPLY AGREEMENT

This Third Amendment to Yarn Supply Agreement (the “Third Amendment”) is made as of the 11th day of March, 2013, by and between Parkdale Mills, Incorporated, a North Carolina corporation, and Parkdale America, LLC, a North Carolina limited liability company (collectively, “Parkdale”), and Delta Apparel, Inc., a Georgia corporation (“Delta”).

WHEREAS, Parkdale and Delta entered into that certain Yarn Supply Agreement dated as of January 5, 2005, with respect to the supply of yarn by Parkdale to Delta (the “Yarn Supply Agreement”); and

WHEREAS, Parkdale and Delta entered into that First Amendment to Yarn Supply Agreement dated as of June 26, 2009 (the "First Amendment"), which amended the Yarn Supply Agreement in certain respects; and

WHEREAS, Parkdale and Delta entered into that Second Amendment to Yarn Supply Agreement dated as of October 21, 2011 (the "Second Amendment"), which further amended the Yarn Supply Agreement in certain respects (the Yarn Supply Agreement, First Amendment and Second Amendment are collectively referred to herein as the "Agreement"); and

WHEREAS, Parkdale and Delta desire to further amend the Agreement as set forth in this Third Amendment;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Capitalized terms not otherwise defined in this Third Amendment shall have the meanings ascribed thereto in the Agreement;

2.    The Term of the Agreement is hereby extended until December 31, 2015.

3.    Section 5 of the Agreement is hereby amended and replaced in its entirety by the following:

Warranty and Indemnification. Parkdale represents and warrants as follows: (1) the Yarn delivered hereunder shall conform in all material respects to the Specifications and applicable laws, rules and regulations and shall be manufactured, produced and shipped in accordance with the Specifications and applicable laws, rules and regulations; (2) the Yarn shall be free from defects in materials and workmanship and that, at the time of delivery, Parkdale shall have good title and right to transfer and sell the same and that the same shall be delivered free of encumbrances; and (3) the Yarn shall be free from the claim of any person or entity arising from patent, trade secret, trademark, copyright or other proprietary or intellectual property right infringement except to the extent that any such claim arises as a result of the Specifications or other instructions provided to Parkdale by Delta. If Parkdale fails to deliver any Yarn hereunder free of encumbrances, Delta may reject such Yarn pursuant to SECTION 6 or Delta may, upon written notice to Parkdale, require that Parkdale, at its expense, defend the title thereto and promptly cause any security interest, claim, demand, lien, or other encumbrance to be removed. EXCEPT FOR THE WARRANTIES SET FORTH IN THIS SECTION 5, PARKDALE MAKES NO OTHER WARRANTIES OF QUALITY, AND PARKDALE HEREBY DISCLAIMS ALL OTHER WARRANTIES OF QUALITY, WHETHER EXPRESS OR IMPLIED, WHETHER CREATED BY CONTRACT OR BY OPERATION OF LAW, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTIBILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Parkdale shall defend, indemnify and hold harmless Delta from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities, including without limiting the generality of the foregoing, liabilities for reasonable and documented attorney's fees (“Claims”), suffered by Delta directly by reason of or arising out of any breach of any representation or warranty made by Parkdale under this Agreement, except to the extent that any Claim arises as a result of Delta's negligence, bad faith or willful misconduct. Delta shall defend, indemnify and hold harmless Parkdale from and against any Claims brought against or incurred by Parkdale caused by the Specifications or other explicit written instructions provided by Delta to Parkdale in connection with the supply of Yarn under this Agreement, except to the extent that any Claim arises as a result of Parkdale's negligence, bad faith or willful misconduct.

4.    Section 8 of the Agreement is hereby amended and replaced in its entirety by the following:

Purchase Orders. All sales of Yarn produced for Delta in accordance with this Agreement will be made pursuant to purchase orders submitted by Delta from time to time, the terms of which shall be controlled by the terms of this Agreement, regardless of whether such purchase orders reference this Agreement. To the extent the terms of a purchase order, Parkdale invoice, order acknowledgment or any other document exchanged between the parties conflict with the terms of this Agreement, the terms of this Agreement shall control. To the extent the terms of a purchase order conflict with the terms of a Parkdale invoice, order acknowledgment or any other document originating from Parkdale, the terms of the purchase order shall control as between such documents. Except as provided in SECTION 4(b) with respect to delivery schedules, each purchase order for Yarn submitted by Delta in accordance with the provisions of this Agreement shall be deemed automatically accepted by Parkdale, subject to the provisions of Section 4(b) with respect to delivery requirements.

5.    Effective as of May 1, 2013, Exhibits 1B and 2B of the Agreement are hereby amended and replaced in their entirety by Exhibit 3B attached hereto.

6.    Exhibit C of the Agreement is hereby amended and replaced to revise the "Individuals Responsible for Fixation Orders/Execution" on behalf of Delta referenced therein as follows:

Robert W. Humphreys
Steven E. Cochran
Deborah H. Merrill

7.    Except as expressly set forth in this Third Amendment, all terms and conditions of the Agreement shall remain in full force and effect. In the event of any conflict between the terms and conditions of this Third Amendment and any of the terms and conditions of the Agreement, the terms and conditions of this Third Amendment shall control.

8.    This Third Amendment shall be governed and controlled as to validity, enforcement, interpretation, construction, and effect, and in all other respects, by the laws of the State of North Carolina, without regard to principles of conflict of law.

9.    This Third Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.

PARKDALE MILLS, INC.            PARKDALE AMERICA LLC

By: /s/    Charles S. Heilig III            By: /s/    Charles S. Heilig III
Name: Charles S. Heilig III            Name: Charles S. Heilig III
Title: President                Title: President

DELTA APPAREL, INC.

By: /s/ Robert W. Humphreys
Name: Robert W. Humphreys
Title: Chairman & CEO

Exhibit 3B
Effective May 1, 2013

Purchase Price of Yarn:

The purchase price for each pound of Yarn delivered shall be calculated in accordance with the following formula: Purchase Price = [(A + B) ÷ C] + D

Where:        A =     Cost Price
B =     Basis, as agreed upon by the parties from time to time
C =     1.00 - applicable waste factor set forth in the table below (in decimal format)
D =     Applicable conversion price set forth in the table below

Waste Factors and Conversion Prices

Yarn	Cotton Waste	Poly Waste	Conversion $ Per Pound

Y0800CPRS100 DL HTNSP 001891	*		*
Y1600CPRS100 DL KTNWP 002169	*		*
Y1800CPRS100 DL KTNWP 001894	*		*
Y1800KPRS100 DL KTNWP 001890	*		*
Y2000CPRS100 DL KTNWP 000899	*		*
Y2000KPRS100 DL KTNWP 001890	*		*
Y2000KPRS9406 DLOG KTNWC 000899	*		*
Y2200CPRS100 DL KTNWP 002504	*		*
Y2200CPRS9406 DLOG KTNWP 002504	*		*
Y3000CPRS100 DL KTNWP 001824	*		*
Y3000KPRS100 DL KCNWL 002954	*		*
Y3000KPRS100 DL KTNWP 002954	*		*
Y3600CPRS100 DL KTNWC 001887	*		*

Y1800CPRS5050 NNDL KCNWP 001901	*	*	*
Y1800KPRS5050 URDL KCNWL 002388	*	*	*
Y1800KPRS9010 DLBP KCNWP 00002	*	*	*
Y2000CPRS5050 DWDL KCNWC 001901	*	*	*
Y2000KPRS841006 DLBPOGKCNWC 000007	*	*	*
Y2000KPRS9010 DLBK KCNWP 000007	*	*	*
Y2000KPRS9010 DLBP KCNWP 002282	*	*	*
Y2200CPRS5050 NNDL KCNWP 001901	*	*	*
Y2200CPRS752005DLBPOG KCNWP 000002	*	*	*
Y2200CPRS8020 DLBP KCNWP 000002	*	*	*
Y2400CPRS5050 NNDL KCNWP 001901	*	*	*

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the United States Securities and Exchange Commission.

Yarn	Cotton Waste	Poly Waste	Conversion $ Per Pound
Y2400CPRS8020 DLBP KCNWP 000002	*	*	*
Y3000CPRS5050 NNDL KCNWP 002034	*	*	*
Y3000CPRS553510DMDLBPKCNWP 001909	*	*	*
Y3000CPRS6040 DLDM KCNWP 001926	*	*	*
Y3000CPRS6535 DMDL KTNWL 002471	*	*	*
Y3000KPRS5050 DMDL KTNWL 002471	*	*	*
Y3000KPRS9010 DLBP KCNWP 00007	*	*	*

Y0800KPOE5050 NGBD KTNWL 000002	*		*
Y1000KPOE8020 DLDV KTNWP 000044			*
Y1400KPOE100 DT KTNWD 000063	*		*
Y1400KPOE504010DLPEBPKTNWP 000044	*	*	*
Y1400KPOE504901DLPEBPKTNWP 000044	*	*	*
Y1400KPOE5050 DPDL KTNWL 000002	*	*	*
Y1500KPOE5050 NGBD KTNWL 000002	*	*	*
Y1600KPOE100 DL KTNWP 002729	*		*
Y1600KPOE504010DLPEBPKTNWL 000044	*	*	*
Y1600KPOE5050 DPDL KTNWL 000002	*	*	*
Y1600KPOE9010 DLBP HTNSP 000063	*	*	*
Y1800KPOE100 DL KTNWP 002936	*		*
Y1800KPOE504010DLPEBPKTNWP 000044	*	*	*
Y1800KPOE5050 DPDL KTNWL 000002	*	*	*
Y1800KPOE7030 DLBP KTNWP 000063	*	*	*
Y1800KPOE9010 DLBP KTNWP 000063	*	*	*
Y1800KPOE9901 DLBP KTNWP 000063	*	*	*
Y2000KPOE5050 DPDL KTNWL 000002	*	*	*
Y2200KPOE100 DL KTNWP 000063	*		*
Y2200KPOE9010 DLBP KTNWD 000002	*	*	*
Y2600KPOE100 DL KTNWP 000063	*		*
Y2600KPOE504010DLPEBPKTNWP 000044	*	*	*
Y2600KPOE504901DLPEBPKTNWL 000044	*	*	*
Y2600KPOE5050 DPDL KTNWP 002871	*	*	*
Y3000KPOE100 DL KTNWC 000002	*		*
Y3000KPOE100 DL KTSWP 000002	*		*
Y3000KPOE100 DL KTSWP 000063	*		*

Y1200KPAJ100 NA KTNWL 001196		*	*
Y1600KPAJ5050 D4DL KTNWL 000007	*	*	*
Y2200KPAJ100 NP KTNWL 000007		*	*
Y2700KPAJ5050 D4DL KTNWL 000007	*	*	*
Y3000KPVS100 DL KTNWD 000484	*	*	*

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the United States Securities and Exchange Commission.

This Exhibit 3B shall be amended from time to time to add basis, waste factors and conversion prices per pound for Yarn Counts required by Delta or any of its Subsidiaries not set forth above, as agreed to by the parties in their reasonable discretion.

The Cost Price per pound shall be adjusted over the term of this Agreement as described on Exhibit C and shall be calculated for any given period based on the weighted average of cotton prices fixed for that period pursuant to Exhibit C. The Basis per pound shall be adjusted over the term of this Agreement on an annual basis on each anniversary date of the Agreement.

Cotton Prices:

Parkdale shall purchase cotton at prices determined by Delta in accordance with Exhibit C attached hereto.